Exhibit 10.15

NEWELL BRANDS

EMPLOYEE SAVINGS PLAN

AMENDMENT NO. 2

THIS AMENDMENT NO. 2 is made by Newell Operating Company, a Delaware corporation, (“NOC”) to the Newell Brands Employee Savings Plan (formerly known as the Newell Rubbermaid 401(k) Savings and Retirement Plan; the “Plan”), as Amended and Restated Effective as of January 1, 2018.

W I T N E S S E T H:

WHEREAS, NOC sponsors and maintains the Plan for the exclusive benefit of eligible employees of NOC and of certain of its affiliates who are participating employers; and

WHEREAS, under Section 14.1 of the Plan, the Plan may be amended by resolution or written instrument approved by the Board of Directors of NOC (the “Board”); and

WHEREAS, the Puerto Rico Department of the Treasury recently issued a favorable qualification letter, dated May 9, 2018, for the Plan’s compliance with the requirements of Section 1081.01 of the Internal Revenue Code for a New Puerto Rico, as amended (the “PRIRC”); and

WHEREAS, the Board has determined that it is appropriate to amend the Plan (i) to make a technical correction to the rollover provision in Appendix D of the Plan consistent with the requirements under Section 1081.01 of the PRIRC and (ii) to comply with the definition of highly compensated employee under Section 1081.01(d)(3)(E)(iii) of the PRIRC, as amended by Act No. 9-2017 of February 8, 2017.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Appendix D, Section 2, of the Plan shall be deleted and the following inserted in lieu thereof:

2. Rollovers. Effective as of January 1, 2011, upon the Severance From Employment of a Puerto Rican Participant, the Puerto Rican Participant may elect to have all or a portion of a total distribution contributed to (1) an individual retirement account or annuity under the provisions of PRIRC Section 1081.02, (2) a nondeductible individual retirement account, (2) a nondeductible individual retirement account under the provisions of PRIRC Section 1081.03 or (3) a qualified retirement plan under the provisions of PRIRC Section 1081.01(a), the terms of which permit acceptance of a direct rollover from a retirement plan qualified under PRIRC Section 1081.01(a). Such contribution shall be made in a manner consistent with PRIRC Section 1801.01(b)(2) and any guidance promulgated thereunder.

2. Appendix D, Section 4, of the Plan shall be deleted and the following inserted in lieu thereof:

4. “Highly Compensated Employee” or “Highly Paid Employee” means, for Plan Years beginning on and after January 1, 2017, any Employee who is a resident of Puerto Rico and paid on a Puerto Rico payroll of the Employer and who:

(a) is a 5% owner of the voting stock or of the total value of all classes of stock of the Company;

(b) owns more than 5% of the capital or interest in the profits of the Company, if the Company is not a corporation; or

(c) for the immediately preceding Plan Year, received Section 415 Compensation from the Employer in excess of one hundred and fifty thousand ($150,000) dollars.

This definition of “Highly Compensated Employee” shall be interpreted in accordance with PRIRC Section 1081.01(d)(3)(E)(iii) and applicable regulations thereunder.

IN WITNESS WHEREOF, NOC has caused this Amendment No. 2 to the Plan to be executed by its duly authorized representative.

Newell Operating Company

Dated: July 12, 2018	By:	/s/ Shay Z. Hable

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